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EXHIBIT 4(d)
                                BRUNSWICK BANCORP

                           RESTRICTED STOCK AWARD PLAN

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SECTION I.        PURPOSE

1.1 The Brunswick Bancorp Restricted Stock Award Plan is intended to promote the growth and profitability of Brunswick Bancorp by providing a means whereby the Corporation may continue to attract and retain key employees of high ability, and to give such persons an additional incentive to exert their best efforts on behalf of the Corporation by providing them with an equity interest in the Corporation.


SECTION II.       DEFINITIONS

2.1 "1934 ACT" means the Securities Exchange Act of 1934, as amended from time to time, and the rules and regulations promulgated thereunder.

2.2 "AWARD" means a grant under this Plan of the Common Stock of the Corporation subject to restrictions as described herein as may be granted to a Participant.

2.3 "BOARD" means the Board of Directors of the Corporation, which shall be responsible for administering the Plan.

2.4 "CHANGE IN CONTROL" means when:

         (a) Any person or entity, including a "group" as defined in Section 13(d)(3) of the Exchange Act, other than the Corporation or a wholly-owned subsidiary thereof or any employee benefit plan of the Corporation or any of its subsidiaries, becomes the beneficial owner of the Corporation's securities having 50% or more of the combined voting power of the then outstanding securities of the Corporation that may be cast for the election of directors of the Corporation (other than as a result of an issuance of securities initiated by the Corporation in the ordinary course of business); or

         (b) As the result of, or in connection with, any cash tender or exchange offer, merger or other business combination, sales of assets or contested election, or any combination of the foregoing transactions, less than a majority of the combined voting power of the then outstanding securities of the Corporation or any successor corporation or entity entitled to vote generally in the election of the directors of the Corporation or such other corporation or entity after such transaction are held in the aggregate by the holders of the Corporation's securities entitled to vote generally in the election of directors of the Corporation immediately prior to such transaction; or

         (c) During any period of two consecutive years, individuals who at the beginning of any such period constitute the Board cease for any reason to constitute at least a majority thereof, unless the election, or the nomination for election by the Corporation's shareholders, of each director of



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the Corporation first elected during such period was approved by a vote of at least two-thirds of the directors of the Corporation then still in office who were directors of the Corporation at the beginning of such period.

2.5 "CODE" means the Internal Revenue Code of 1986, as amended from time to time, and the regulations promulgated thereunder.

2.6 "COMMON STOCK" or "STOCK" means the voting Common Stock of the Corporation as may be authorized or issued from time to time.

2.7 "COMPENSATION COMMITTEE" means the Compensation Committee appointed by the Board pursuant to Section 4.1 to administer the Plan.

2.8 "CORPORATION" means Brunswick Bancorp and any present or future subsidiary corporations of Brunswick Bancorp (as defined in Section 424 of the Code) or any successor to such corporations.

2.9 "DIRECTOR" means any individual who is a member of the Board.

2.10 "DISABILITY" means a permanent and total disability as defined in Section 22(e)(3) of the Code, provided that the Compensation Committee in its discretion may determine whether a permanent and total disability exists in accordance with uniform and non-discriminatory standards adopted by the Compensation Committee from time to time.

2.11 "EFFECTIVE DATE" means the date as described in Section 16.1 herein.

2.12 "EMPLOYEE" means any management or key employee of the Corporation, whether such employee is so employed at the time the Plan is adopted or becomes so employed subsequent to the adoption of the Plan.

2.13 "EMPLOYER" means the Corporation and all affiliates thereof.

2.14 "FAIR MARKET VALUE" means, with respect to shares of Common Stock, the fair market value as determined by the Board in good faith and in a manner established by the Board from time to time taking into account such factors as the Board, in the exercise of its good faith discretion, shall deem appropriate, such as the book value of the Common Stock, the trading value of the Common Stock, to the extent a reliable and established trading market for the Common Stock exists, and trading multiples, such as book value and earnings per share multiples, for comparably sized financial institutions trading on established trading markets.

2.15 "GRANT DATE" means, with respect to an Award, the date that the Award is granted.

2.16 "NON-EMPLOYEE DIRECTOR" means a Director who satisfies the requirements of a Non-Employee Director as defined in Section 16b-3(b) of the 1934 Act.

2.17 "PARTICIPANT" means an Employee who is eligible for an Award or has been granted an outstanding Award.

2.18 "PERIOD OF RESTRICTION" means the period during which Restricted Shares awarded under this Plan are subject to forfeiture and/or restrictions on transferability pursuant to Sections VI and



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VII, or any other period that may be determined by the Compensation Committee as set forth herein.

2.19 "PLAN" means the Brunswick Bancorp Restricted Stock Award Plan, as set forth herein and as amended from time to time.

2.20 "PLAN YEAR" means the calendar year.

2.21 "RETIREMENT" means a termination of service by reason of an Employee's cessation of the Employer-Employee relationship between an Employee and the Corporation for retirement at or after his or her having achieved a combination of age and years of employment service as determined by the Compensation Committee.

2.22 "RULE 16B-3" means Rule 16b-3 promulgated under the 1934 Act, as amended, and any future regulation amending, supplementing or superceding such regulation.

2.23 "SECTION 16 PERSON" means a person who, with respect to the Shares, is subject to Section 16 of the 1934 Act.

2.24 "SHARES" OR "RESTRICTED SHARES" means Shares of Common Stock awarded to a Participant and subject to the restrictions under the terms of this Plan.



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SECTION III.      ELIGIBILITY

3.1 REQUIREMENTS. Participants will consist of such key Employees (including officers) of the Corporation whom the Compensation Committee, in its sole discretion, determines to be responsible for the success and future growth and profitability of the Corporation and whom the Compensation Committee may designate from time to time to receive Awards under the Plan. Awards may be granted under this Plan to persons who have previously received Awards or other benefits under any other plans of the Corporation.


SECTION IV.       ADMINISTRATION BY COMPENSATION COMMITTEE

4.1 THE COMPENSATION COMMITTEE. The Plan shall be administered by the Compensation Committee. The Compensation Committee shall consist of not less than two (2) Directors. The members of the Compensation Committee shall be appointed from time to time by, and shall serve at the pleasure of, the Board. The Compensation Committee shall be comprised solely of Directors who are "Non-Employee Directors" as defined in Section 2.16. The Compensation Committee, in its sole discretion, may delegate all or any part of its authority and powers under the Plan to one or more Directors or officers of the Corporation; provided that the Compensation Committee may not delegate its authority and powers with respect to Section 16 Persons.

4.2 POWERS. It shall be the duty of the Compensation Committee to administer the Plan in accordance with the Plan's provisions. The Compensation Committee shall have all powers and discretion necessary or appropriate to administer the Plan and to control its operation, including, but not limited to, the power to (a) determine which Employees shall be granted Awards, (b) prescribe the terms and conditions of the Awards, (c) interpret the Plan and the Awards, (d) adopt such procedures and rules for the administration, interpretation and application of the Plan as are consistent therewith, (e) interpret, amend or revoke any such rules and (f) take any action it deems necessary to ensure the delivery of benefits to Participants pursuant to existing Awards under the Plan in the event of a Change in Control. The Compensation Committee shall exercise the discretion granted to it hereunder in a uniform and nondiscriminatory manner.

4.3 COMMITTEE RIGHTS. The Compensation Committee in its sole discretion may cancel any unexpired, unpaid or deferred awards under this Plan at any time if the Participant is not in compliance with all the applicable provisions of this Plan, or if the Participant, whether or not he or she is currently employed by an Employer, acts in a manner contrary to the best interests of the Corporation or an Affiliate.

4.4 DELEGATION. Except as required by Rule 16b-3 with respect to Awards under the Plan to individuals who are subject to Section 16 of the 1934 Act or as otherwise required for compliance with Rule 16b-3, the Compensation Committee may delegate all or any part of its authority under the Plan to any Employee, Employees or committee of Employees.

4.5 FINAL DECISIONS. All determinations and decisions made by the Compensation Committee, the Board, and any delegate of the Compensation Committee pursuant to the provisions of the Plan shall be final, conclusive and binding on all persons, and shall be given the maximum deference permitted by law.





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SECTION V.        SHARES RESERVED UNDER THE PLAN

5.1 SHARES AVAILABLE. Subject to adjustment as provided in Section 5.3, there is hereby reserved for issuance as Awards under the Plan an aggregate of 100,000 Shares of Common Stock, no par value per Share, which such Shares may be authorized but unissued or treasury shares. Such unissued or treasury Shares may thereafter be reissued as new Awards under this Plan.

5.2 REVERSION TO PLAN. Any Shares subject to an Award under the Plan which may thereafter expire, terminate, be surrendered or canceled without having been fully exercised, or are forfeited, or if any other Shares are not issued, such unused Shares shall be available for new Awards under the Plan.

5.3 ADJUSTMENT OF SHARES. In the event of any merger, reorganization, consolidation, recapitalization, separation, liquidation, stock split, stock dividend, split-up, Share combination, or other change in the corporate structure of the Corporation affecting the Shares, the Compensation Committee shall adjust the number and class of Shares which may be delivered under the Plan, the number, class and price of Shares subject to outstanding Awards in such a manner as the Compensation Committee, in its sole discretion, shall determine to be appropriate to prevent the dilution or diminution of such Awards. Notwithstanding the preceding, the number of Shares subject to any Award shall be a whole number.


SECTION VI.       RESTRICTED STOCK AWARDS

6.1 AWARD. Subject to the terms and provisions of the Plan, the Compensation Committee, at any time and from time to time, may grant Awards of Restricted Shares to eligible Participants without other payment therefore, and in such amounts as the Compensation Committee, in its sole discretion, shall determine. The Compensation Committee, in its sole discretion, shall determine the number of Shares to be awarded to each Participant.

6.2 COST OF RESTRICTED STOCK. Awards of Restricted Shares shall be made at such cost as the Compensation Committee shall determine and may be issued for no monetary consideration, subject to applicable state law.

6.3 RESTRICTIONS. Except as otherwise provided in Section 7.1 and 7.2, in the event a Participant's employment with the Corporation is terminated for any reason he shall immediately transfer all his Restricted Shares received pursuant to an Award under this Plan to the Corporation and shall forfeit his Award and he shall have no rights to receive payment from the Corporation under the Plan. The Compensation Committee, in its sole discretion, may impose such other restrictions on the Restricted Shares, whether unissued or currently outstanding under an Award, as it may deem advisable or appropriate, in accordance with this
Section 6.3. The Compensation Committee, in its discretion, may legend the certificates representing Restricted Shares to give appropriate notice of the restrictions applicable to such Shares.

6.4 VOTING RIGHTS. During any Period of Restriction, Participants holding Restricted Shares awarded hereunder may exercise full voting rights with respect to those Shares.

6.5 DIVIDENDS AND OTHER DISTRIBUTIONS. During any Period of Restriction, Participants awarded Restricted Shares shall be entitled to receive all dividends and other distributions paid with respect to such Shares. If any such dividends or distributions are paid in Shares, the Shares shall be



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subject to the same restrictions on transferability and forfeitability as the
Restricted Shares with respect to which they were paid. With respect to Restricted Shares awarded to a Section 16 Person, any dividend or distribution that constitutes an "equity security" under Section 16 of the 1934 Act shall be subject to a Period of Restriction equal to the longer of (a) the remaining Period of Restriction on the Restricted Shares with respect to which the dividend or distribution is paid, or (b) six (6) months.

6.6 RETURN OF RESTRICTED STOCK TO THE CORPORATION. On the date to be determined by the Compensation Committee, the Restricted Shares for which restrictions have not lapsed and are not otherwise provided for under the Plan shall revert to the Corporation and again shall become available for grant under the Plan.

6.7 NO RIGHTS AS STOCKHOLDER. Except to the limited extent provided in Section
6.4 and 6.5 herein, no Participant (nor any beneficiary) shall have any of the rights or privileges of a stockholder of the Corporation with respect to any Shares issuable pursuant to an Award, unless and until certificates representing such Shares shall have been issued, recorded on the records of the Corporation or its transfer agents or registrars, and delivered to the Participant (or beneficiary).

6.8 NONTRANSFERABILITY. Each Share constituting an Award under the Plan to a Participant shall not be sold, transferred, pledged, assigned or otherwise alienated or hypothecated until the end of the applicable Period of Restriction and the removal of the legend with respect to such Shares as set forth in
Section 7.1 or 7.2 except as may be otherwise provided in this Plan. In no event may the restrictions on Restricted Shares granted to a Section 16 Person lapse prior to six (6) months following the Grant Date.


SECTION VII.      LAPSE OF RESTRICTIONS

7.1 REMOVAL OF RESTRICTIONS. The restrictions set forth in Section 6.3 herein shall lapse as to a certain percentage of the Shares acquired under any Award in accordance with the following schedule, and the Restricted Shares to which the lapsed restrictions applied shall be released as soon as practicable after the last day of the applicable Period of Restriction and shall be delivered to the
Participant:

-----------------------------------------------------------------------------
           Date Period of                   Percent of Shares Released
         Restriction Lapses
-----------------------------------------------------------------------------
5th Anniversary of the Grant Date           100%
-----------------------------------------------------------------------------

7.2 ACCELERATION OF LAPSE RESTRICTIONS. Notwithstanding Section 7.1, the restrictions set forth in Section 6.3 herein shall lapse, and the provisions of
Section 7.1 shall no longer apply as to all of the Shares acquired pursuant to an Award under this Plan upon the earliest to occur of (i) the death of the Participant, (ii) the Disability of the Participant as defined in Section 2.11, or (iii) the Participant's Retirement as defined in Section 2.21.

7.3 PLAN TERMS. The Shares released under Section 7.1 or 7.2 from restrictions imposed under this Plan shall be subject to all the other terms and conditions of the Plan.

7.4 DISCRETION TO ACCELERATE OR EXTEND RESTRICTIONS. The Compensation Committee, in its discretion, may accelerate the time period during which any restrictions hereunder shall apply,



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remove any restrictions, or extend the duration in which restrictions on Shares issued under the Plan are to be in effect; provided that the Period of Restriction on Shares granted to a Section 16 Person may not lapse until at least six (6) months after the Grant Date. After the restrictions have lapsed, the Participant shall be entitled to have any legend or legends under Section
6.3 and 10.1 removed from his or her Share certificate(s), and the Shares shall be freely transferable by the Participant.


SECTION VIII.     CHANGE IN CONTROL

8.1 VESTING. If a Change in Control occurs, all Shares outstanding under an Award with respect to which the restrictions under this Plan have not lapsed shall no longer be subject to such restrictions and will become immediately vested in the Participant notwithstanding any contrary vesting periods specified in this Plan.

8.2 RIGHT TO ALTER. The occurrence of a Change in Control shall not limit the Compensation Committee's authority to take any action, in its sole discretion, as permitted under the terms of this Plan.


SECTION IX.        OTHER PROVISIONS

9.1 BOARD PROVISIONS. Any Award under the Plan may be subject to such other provision (whether or not applicable to the Award to any other Participant) as the Board determines to be appropriate, including, without limitation, provisions for the forfeiture of and restrictions on the sale, resale or other disposition of Shares acquired under any Award, provisions giving the Corporation the right to repurchase Shares acquired under any Award, provisions to comply with Federal and state securities laws, any shareholder agreements between the Corporation and shareholders or understandings or conditions as to the Participant's employment in addition to those specifically provided for under the Plan.


SECTION X.        ENDORSEMENT OF SHARE CERTIFICATES

10.1 LEGEND. Certificates for the Shares issued pursuant to the Plan shall be endorsed as follows: "The stock evidenced by this certificate is subject to the restrictions stated in, and is transferable only in accordance with, the provisions of the Brunswick Bancorp Restricted Stock Award Plan, as may be amended from time to time."



SECTION XI.       NO RIGHT TO CONTINUED EMPLOYMENT

11.1 NO RIGHTS HEREUNDER. Nothing contained herein or in any instrument designating an officer or employee a Participant or evidencing the grant of an Award hereunder shall confer upon any Participant any right with respect to continued employment by the Corporation or limit in any way the right of the Corporation to terminate the Participant's employment at any time for any reason whatsoever.




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SECTION XII.       TERMINATION  AND AMENDMENT; DURATION OF PLAN

12.1 AMENDMENT. The Board may terminate at any time or from time to time amend or suspend the Plan in accordance with any applicable requirements as provided for in (i) Federal, state or local laws, or (ii) rules or regulations that are required by an exchange on which the Shares are listed or traded. However, no such amendment shall, without the prior approval of the voting stockholders of the Corporation, increase the aggregate number of Shares for issuance as Awards under this Plan or increase the amount or type of Awards that may be granted under the Plan. In addition, no amendment, suspension or termination of this Plan shall alter or impair any rights or obligations under any Award previously granted under the Plan without the consent of the Participant to whom such Award was made.

12.2 DURATION. No Award may be granted more than 10 years after the date of adoption of the Plan, during any suspension of the Plan or after the Plan has been terminated. The Plan shall commence as of the Effective Date.


SECTION XIII.     INTERNAL REVENUE CODE SS.83(B) ELECTION

13.1 ELECTION. In accordance with Section 83 of the Code, the Participant shall have the right to include the Fair Market Value of the Shares on the Grant Date in his gross income for Federal income tax purposes in the year of such Award, provided, however, that he provides a copy of such election to the Corporation within 30 days after the election is made.


SECTION XIV.      WITHHOLDING

14.1 REQUIREMENTS. Whenever income taxes are payable with respect to Shares, the Corporation shall have the right to require a Participant to remit to the Corporation an amount sufficient to satisfy any Federal, state and local withholding tax requirements.

14.2 WITHHOLDING ARRANGEMENTS. The Compensation Committee, in its sole discretion and pursuant to such procedures as it may specify from time to time, may permit or require a Participant to satisfy all or part of the tax withholding obligations in connection with an Award by (a) having the Corporation withhold otherwise deliverable Shares or (b) delivering to the Corporation already-owned Shares having a Fair Market Value equal to the amount required to be withheld. The amount of the withholding requirement shall be deemed to include any amount which the Compensation Committee determines, not to exceed the amount determined by using the maximum Federal, state or local marginal income tax rates applicable to the Participant with respect to the Award on the date that the amount of tax to be withheld is to be determined. The Fair Market Value of the Shares to be withheld or delivered shall be determined as of the date that the taxes are required to be withheld.


XIV.                       MISCELLANEOUS

15.1 BENEFICIARY DESIGNATION. A Participant may file with the Compensation Committee a written designation of a beneficiary or beneficiaries (subject to the approval of the Compensation Committee and the limitations that the Compensation Committee may prescribe) to receive, in the event of the death of the Participant, benefits under this Plan. A Participant may from time to time



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revoke or change the beneficiary designation under the Plan provided, however, that if the Compensation Committee shall be in doubt as to the right of any such beneficiary to receive any benefit under the Plan, the Compensation Committee may determine to recognize only a disposition to the legal representative of the recipient, in which case the Corporation, the Committee and the members thereof shall not be under any further liability to anyone.

15.2 UNFUNDED PLAN. The Plan is intended to constitute an "unfunded" plan for incentive and deferred compensation. With respect to any payments or deliveries of Shares not yet made to a Participant by the Corporation, nothing contained herein shall give any rights that are greater than those of a general creditor of the Corporation.

15.3 GOVERNING LAW. The Plan shall be construed, administered and enforced according to the laws of the State of New Jersey, without regard to the choice of law provisions thereof.

15.4 GENDER AND NUMBER. The masculine gender, wherever used, shall include the feminine and neuter genders, and the singular shall include the plural, and vice versa, unless the context clearly requires otherwise.

15.5 HEADINGS. The headings contained in the Plan are for reference only and not intended to be a part of, or to affect the meaning or interpretation of, the provisions of this Plan.


XVI.              EFFECTIVE DATE OF PLAN

16.1 Upon approval of this Plan by the Board and the consent of a majority of the shareholders of the Corporation, this Plan shall become effective as of January 1, 2000.



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